                                                                 EXHIBIT 10.26
                          OPTION AND ESCROW AGREEMENT

         AGREEMENT dated as of August , 1996, between CFT RESTAURANT CORP. ("CFT"), LAND AND BUILDING GROUP ("LBG"), RATTLESNAKE OF MILFORD, INC. ("RMI"), RATTLESNAKE HOLDING CORP. ("RHC"), FRANK TUMMINELLO ("FT"), CHARLES TUMMINELLO ("CT") and THOMAS E. DUNN ("TD") and PRYOR, CASHMAN, SHERMAN & FLYNN, ("Escrow Agent").

                              STATEMENT OF FACTS:
                              -------------------

         The parties to this Agreement have agreed upon the form and content of that certain (a) Assets Sale/Purchase Agreement between RMI and CFT (the "Assets Agreement"), (b) First Amendment and Restated Lease between LBG and RMI (the "Lease"), (c) Consulting Agreement among FT, CT, TD, RMI and RHC, and (d) Common Stock Purchase Warrant made by RHC that are attached to this Agreement. The foregoing described documents contain all of the material terms of the transaction contemplated by the parties hereto.

         CFT, RMI and LBG have executed two (2) counterparts of each of the Assets Agreement and the Lease (collectively, the "Documents") and delivered same to Escrow Agent to be held and disbursed in accordance with terms and conditions of this Agreement.

         The parties now desire to set forth the terms and conditions pursuant to which the Documents shall be held in escrow and disbursed by Escrow Agent, and CFT, LBG, FT, CT and TD (collectively, the "Optionors") desire to grant RMI and RHC (collectively, the "Optionees") the right to cause the Documents to be released from escrow upon, and subject to, the terms and conditions herein contained.

         NOW, THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. CFT, LBG and RMI have executed and delivered the Documents to Escrow Agent, and Escrow Agent agrees to hold and disburse the same in accordance with the terms of this Agreement.

         2. Optionors hereby grant Optionees the option (the "Option") to cause the Escrow Agent to date and release the Documents from Escrow in accordance with paragraph 3 below. Optionees shall exercise the Option by giving written notice to Escrow Agent and to Optionors attorney, Robert Malone, Esq., Coughlin & Malone, 92 Cherry Street, Milford, Connecticut, 06460 ("Malone") at any time within the Option Period (as hereinafter defined). For purposes hereof, the "Option Period" shall mean the period between the date hereof and September 1, 1996 provided, however, that Optionor shall have the right to extend the Option Period for an additional month to October 1, 1996 by paying the amount of $15,000 to Optionors' at any time on or prior to September 1, 1996, and the right to further extend the Option Period for an additional month to November 1, 1996 by paying the amount of $15,000 to Optionors at any time on or prior to October 1, 1996. If Optionees shall not give written of the exercise of the Option on or before the end of the Option Period or if Optionees shall fail to deliver any payment to Optionors on or before the date herein required, the Option shall be deemed null and void, and of no further force or effect, and Escrow Agent shall destroy the Documents. All payments under this Option shall be made payable to CFT on behalf of the Optionors. Optionors acknowledge that the amount of $15,000 has been paid to CFT at the execution of this Agreement representing Option consideration for the period prior to September 1, 1996.

         3. If Optionees shall give written notice of the exercise of the Option in accordance with paragraph 1 above, Escrow Agent is authorized and directed to date the Documents as of the date the notice of Option is received by Escrow Agent and disburse one original counterpart of each of the Documents to Malone, on behalf of Optionors, and to RMI, on behalf of Optionees. Upon the disbursement of the Documents as hereinabove provided, the same shall be deemed fully effective in accordance with their respective terms.

         4. Each of the parties hereto represent and warrant to the other that they have the full right, power and authority to execute this Agreement and the Documents, and the individuals executing this Agreement on behalf of each entity have the full right, power and authority to do so.

         5. It is agreed that the duties of the Escrow Agent are only as herein specifically provided, and subject to the provisions of this Section, are purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith. The parties hereto each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder. The Escrow Agent is acting as a stakeholder only with respect to the Documents. The parties hereto each agree, jointly and severally, to fully indemnify and hold the Escrow Agent harmless from and against all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys fees) incurred by the Escrow Agent with respect to the performance of its duties hereunder. Upon making delivery of the Documents in the manner herein provided, the Escrow Agent shall have no further liability hereunder. In the event there is any dispute under this Agreement, the Escrow Agent shall (i) continue to hold the Documents until the Escrow Agent has received written notice from all parties hereto directing the disbursement of the Documents, in which case the Escrow Agent shall then disburse the Documents in accordance with such direction, or (ii) in the event of litigation between the parties, deliver the Documents to the clerk of the court in which said litigation is pending, or (iii) take such affirmative steps as

                                      -2-
2
the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the Escrow Agent's duties including, but not limited to, depositing the Documents in any court which the Escrow Agent shall select in Connecticut, and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Buyer is the losing party. Escrow Agent shall have the right to represent RMI and RHC in any litigation arising out of this Agreement.

         6. This Document may be executed in counterpart.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day above written.

                              CFT Restaurant Corp.

                              BY: /s/ Thomas E. Dunn, President
                              -----------------------------------

                              Rattlesnake of Milford, Inc.

                              By: /s/
                              ----------------------------------

                              Rattlesnake Holding Corp.

                              By: /s/
                              ----------------------------------

                              /s/ Frank Tumminello
                              ----------------------------------
                              Frank Tumminello, Individual and
                              for Land & Building Group

                              /s/ Charles Tumminello
                              ----------------------------------
                              Charles Tumminello, and for Land &
                              Building Group

                              /s/ Thomas E. Dunn
                              ----------------------------------
                              Thomas E. Dunn, and for Land &
                              Building Group

                              Pryor, Cashman, Sherman & Flynn

                              By:
                                 -------------------------------

                         ASSETS SALE/PURCHASE AGREEMENT
                         ------------------------------

         The parties to this Agreement (this "Agreement"), dated as of June , 1996, are RATTLESNAKE OF MILFORD, INC., a Connecticut corporation (hereinafter referred to as the "Buyer"), and CFT RESTAURANT CORP., a Connecticut corporation (hereinafter referred to as the "Seller").

                               RECITALS OF FACT:
                               -----------------

         WHEREAS, the Seller is the owner/operator of a restaurant located at 1360 Boston Post Road, Milford, Connecticut (the "Premises");

         WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, certain assets of the Seller as more particularly described herein, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Seller hereby agree as follows:

1.       PURCHASE AND SALE OF ACQUIRED ASSETS

         Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Section 3 hereof, the Seller shall sell, assign, transfer and deliver to Buyer, and the Buyer shall purchase, acquire and take assignment from the Seller of, all of the fixtures, furnishings, equipment and personal property owned by Seller and located on, or used in connection with, the Premises including, without limitation, the items listed on EXHIBIT A attached hereto and made a part hereof (hereinafter collectively called the "Acquired Assets"), free and clear of any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind ("Encumbrances"). In addition, the Seller and the Buyer shall execute and deliver an assignment of lease with respect to the Premises in substantially the form attached hereto as EXHIBIT B and made a part hereof (the "Assignment of Lease") whereby the Seller shall assign to the Buyer, and the Buyer shall assume from the Seller, all of the Seller's right, title and interest in and under that certain lease dated July 7, 1988 (the "Lease") with respect to the Premises between Land & Building Group ("LBG"), as landlord, and the Seller, as tenant.

2.       PURCHASE PRICE; PAYMENT; ADJUSTMENTS

         2.1 PURCHASE PRICE. The aggregate consideration payable to the Seller for the Acquired Assets and the Assignment of Lease (the

"Purchase Price") shall equal Three Hundred Forty Five Thousand ($345,000.00) Dollars, which shall be allocated as follows:

         (a) $295,000.00 payable in respect of the Assignment of Lease; and

         (b)  $50,000.00 payable in respect of the Acquired Assets.

         2.2  PAYMENT. The Purchase Price shall be payable as follows:

         (a) Within 3 days after the full execution and delivery of this Agreement, $34,500.00 by check, subject to collection, of the Buyer to the order of Coughlin & Malone, as Escrow Agent (hereinafter called the "ESCROW AGENT"), to be deposited in a Trustee (IOLTA) Account and held in escrow in accordance with Section 10 of this Agreement. Such amount is hereinafter collectively called the "DEPOSIT";

         (b) upon the Closing (as such term is defined below), by the Buyer executing and delivering to Seller a promissory note in the principal amount of One Hundred Thousand ($100,000.00) Dollars in the form, and upon the terms, covenants and conditions, set forth on EXHIBIT C annexed hereto and made a part hereof (hereinafter called the "NOTE") ; and

         (c) upon the Closing, an amount (hereinafter called the "BALANCE OF THE PURCHASE PRICE") equal to the amount by which the Purchase Price exceeds the sum of (i) the Deposit (including, without limitation, all interest on the Deposit, which interest shall be credited against the Purchase Price at Closing), plus
(ii) the principal amount of the Note, by certified or bank check of Buyer or by wire transfer of immediately available federal funds.

         2.3 ADJUSTMENTS. The following items shall be prorated and adjusted as of 11:59 p.m. of the day preceding the Closing Date:

        (a) the fixed rent and all other charges payable under the Lease; and

        (b) all other items typically adjusted between a purchaser and a seller in a similar transaction in the Connecticut area.

         In addition, the parties shall adjust all items of unopened liquor and alcoholic beverage inventory at Seller's cost on a dollar for dollar basis (not to exceed $15,000.00)

3.       CLOSING

         3.1 TIME AND PLACE. The closing of the transfer and delivery of the documents and instruments necessary to consummate the purchases and sales contemplated by this Agreement (the "Closing") shall be held at the offices of Buyer, 3 Stamford Landing, Stamford, Connecticut, at 10:00 a.m. on the date that is forty (40) days following the date of this Agreement, or at such other time and place as the Buyer and the Seller may agree subject to the provisions of Section 8.8 and the other terms and conditions of this Agreement. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".

         3.2 TRANSACTIONS AT CLOSING.  At the Closing hereunder:

         (a) The Buyer shall pay to the Seller the Balance of the Purchase Price by (i) delivery of a certified bank check payable to the order of the Seller or by wire transfer of immediately available federal funds, and (ii) by execution and delivery to Seller of the Note. The Deposit shall be dispersed in accordance with the provisions of Section 10 below.

         (b) The Seller shall duly execute and deliver to the Buyer or its nominee or nominees such bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets as the Buyer may reasonably request and as may be necessary to vest in the Buyer good record and marketable title to all of the Acquired Assets, including, but not limited to, the General Assignment and Bill of Sale substantially in the form attached hereto as EXHIBIT D and made a part hereof.

         (c) The Seller shall provide a certificate of good standing for the Seller in a form provided by the Secretary of State of Connecticut dated as of a date not more than ten (10) days prior to the Closing Date.

         (d) The Seller shall execute and deliver to the Buyer, and the Buyer shall execute and deliver to Seller, the Assignment of Lease.

4.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer that the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date as if made on the Closing Date.

         4.1 ORGANIZATION OF THE SELLER; AUTHORITY. The Seller is a corporation duly authorized, validly existing and in good standing under the laws of the State of Connecticut. The Seller has all requisite power and authority to own and hold the Acquired Assets, to carry on its business and to own or lease and operate its properties, including, without limitation, the Premises, as such business is now conducted and such properties are now owned, leased or operated. The Seller has all requisite power, authority and capacity to execute and deliver this Agreement and all other agreements, documents and instruments contemplated hereby and to carry out all actions required of it pursuant to the terms of this Agreement.

         4.2 CORPORATE APPROVAL; BINDING EFFECT. The Seller has obtained all necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms.

         4.3 NONCONTRAVENTION. Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of the Seller (including, without limitation, any of the Acquired Assets) pursuant to (a) the charter documents or Bylaws of the Seller, each as amended to date; (b) any agreement or commitment to which the Seller is a party or by which the Seller or any of its properties (including, without limitation, any of the Acquired Assets) is bound or to which the Seller or any of such properties is subject; or (c) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority.

         4.4 GOVERNMENTAL CONSENT. No consent, approval or authorization of, or registration, qualification of filing with, any governmental agency or authority is required for the execution and delivered of this Agreement and all other agreements, documents and instruments contemplated hereby.

         4.5 TITLE TO ACQUIRED ASSETS. The Seller is the lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver all of the Acquired Assets, without any restrictions of any kind whatsoever. All of the Acquired Assets are entirely free and clear of any Encumbrances other than the Permitted Encumbrances. At Closing, the Seller will convey the Acquired Assets to the Buyer by bills of sale and transfer effective to vest in the Buyer, and the Buyer will have, good and valid record and marketable title to all of the Acquired Assets, free and clear of all Encumbrances.

         4.6 THE LEASE; THE PREMISES. The Lease is in full force and effect and neither LBG nor Seller is in default of any of their respective obligations thereunder. Except for Seller, there are no tenants or other parties in possession of any part of the Premises, and except for LBG there are no other parties who have a right to possession of, or title to, any part of the Premises. Seller is not aware of any pending or threatened condemnation or similar proceeding affecting any part of the Premises. Except as set forth on
Schedule 4.6 hereto, there are no oral or written contracts, commitments, understandings or agreements affecting the Premises.

         4.7 HAZARDOUS MATERIALS. To the best of Seller's knowledge, no toxic material, pollutant, petroleum products, asbestos, hazardous waste or hazardous substance of a kind or in a quantity prohibited or deemed unsafe under any law or governmental rule or regulation and no hazardous or unsafe level of radon gas (hereinafter collectively called "HAZARDOUS MATERIALS") are located upon or within the Premises (or any portion thereof). To the best of Seller's knowledge, the Premises have never been used for the storage, handling, manufacturing, discharge or disposal of Hazardous Materials or for industrial purposes, and there are not now, and there never have been, underground tanks for gasoline, oil or any other liquid products within the Premises.

         4.8 LITIGATION, ETC. No action, suit, proceeding or investigation is pending or, to the knowledge of the Seller, threatened, relating to or affecting the Premises or any of the Acquired Assets or relating to or affecting the activities of the Seller carried on the Premises or with any of the Acquired Assets, or that questions the validity of this Agreement or challenges any of the transactions contemplated hereby, nor is there any basis for any such action, suit, proceeding or investigation. The Seller is not aware of any actions, suits, proceedings or claims affecting any part of the Premises, or affecting Seller with respect to the ownership, occupancy, use or operation of any part of the Premises pending or threatened in or before any court, agency, commission or board. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending or threatened against, or contemplated by the Seller.

         4.9 CONFORMITY TO LAW. To Seller's knowledge, the Seller has complied with, and is in compliance with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, the Premises and all of the Acquired Assets (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance), (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Seller is a party, or by which the Seller or any of the Acquired Assets is subject, and (c) its charter documents and Bylaws, each as amended to date. The Seller has not committed, been charged with, or been under investigation with respect to, or does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of its business, the Premises or any of the Acquired Assets.

         4.10 BOOKS AND RECORDS. All accounts, books, ledgers and official and other records of whatsoever kind material to the Business have been fully, properly and accurately kept and completed in all respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and collectively they fairly present the financial position of the Seller. The Seller does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Seller. The Seller keeps its records and books of account in conformity with generally accepted accounting principles.

         4.11 RESTRICTIVE DOCUMENTS. The Seller is not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or the compliance by the Seller with the terms, conditions and provisions hereof.

         4.12 CONTRACTS AND AGREEMENTS. There are no service or other contracts or agreements affecting Seller, the Acquired Assets, the Lease or the Premises which will be binding upon or assumed by Buyer including, without limitation, any employment or union agreements or obligations.

         4.13 BROKERS. The Seller acknowledges that no broker or finder was employed in connection with the transactions contemplated in this Agreement, other than as set forth in Section 8.7 below.

5.       REPRESENTATIONS AND WARRANTIES OF THE BUYER

         5.1 ORGANIZATION AND GOOD STANDING OF BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Buyer has all requisite power, authority and capacity to execute and deliver this Agreement and all other agreements, documents and instruments contemplated hereby and to carry out all actions required of it pursuant to the terms of this Agreement.

         5.2 CORPORATE APPROVAL; BINDING EFFECT. The Buyer has obtained all necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         5.3 ENVIRONMENTAL REVIEW OF PREMISES. The Buyer acknowledges that prior to the execution of this Agreement it has had the opportunity to have an environmental inspection or Phase I environmental audit conducted on the Premises.

         5.4 BROKERS. The Buyer acknowledges that no broker or finder was employed in connection with the transactions contemplated in this Agreement, other than as set forth in Section 8.7 below.

6.       INDEMNIFICATION

         6.1 INDEMNIFICATION BY SELLER. Seller shall defend, indemnify and hold the Buyer harmless from and against any taxes, penalties, interest, claims, suits, damages, liabilities, costs and other expenses, including, without limitation, reasonable attorneys' fees and litigation costs, experts' fees and house counsel expenses suffered or incurred by the Buyer as a result of the inaccuracy of any representation and/or warranty contained in this Agreement or the inaccuracy of any instrument, certification or affidavit executed pursuant to this Agreement. The representations, warranties, covenants and agreements made by Seller in this Agreement shall be true and correct as of the Closing and shall survive closing for a period of one (1) year.

         6.2 INDEMNIFICATION BY BUYER. The Buyer shall defend, indemnify and hold Seller harmless from and against any taxes, penalties, interest, claims, suits, damages, liabilities, costs and other expenses, including, without limitation, reasonable attorneys' fees and litigation costs, experts' fees and house counsel expenses suffered or incurred by Seller as a result of the inaccuracy of any representation and/or warranty contained in this Agreement or the inaccuracy of any instrument, certification or affidavit executed pursuant to this Agreement. The representations, warranties, covenants and agreements made by the Buyer in this Agreement shall be true and correct as of the Closing and shall survive closing for a period of one (1) year.

7.       CONDUCT OF BUSINESS BY SELLER PENDING CLOSING

         7.1 CARRY ON IN REGULAR COURSE. The Seller agrees to conduct its business in the ordinary course of business and shall maintain the Acquired Assets and the Premises in good operating condition and repair, and make all necessary renewals, additions and replacements thereon, and shall carry on its respective business diligently and substantially in the same manner as heretofore conducted. Without limiting the immediately preceding sentence, pending the closing Date, the Seller will not permit the Premises or any of the Acquired Assets to be subjected to any Encumbrance, will not permit to be sold, transferred or otherwise disposed of any of the Acquired Assets, and will not agree, whether or not in writing, to do any of the foregoing.

         7.2 EXCLUSIVE DEALING. The Seller shall not, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group, other than the Buyer and its representatives, concerning any purchase of Seller's business or any of the Acquired Assets.

         7.3 NOTIFICATIONS BY SELLER. The Seller shall promptly advise Buyer in writing of any facts of which the Seller becomes aware indicating the inaccuracy of any of the representations or warranties of the Seller contained in this Agreement, and the Seller shall promptly provide the Buyer with copies of any written notices which Seller gives or receives relating to the Premises including, without limitation, any notice received from or given to LBG.

         7.4 MAINTENANCE OF PROPERTY. The Seller shall cause the Premises to be kept in its present physical condition, and shall not suffer or permit any excavation or waste upon the Premises. The Seller shall fully and timely perform all of its obligations under the Lease and maintain the same in full force and effect prior to Closing. The Seller shall pay all taxes and assessments imposed against the Premises in a timely manner.

8.       OTHER COVENANTS AND AGREEMENTS

         8.1 CONFIDENTIAL INFORMATION. Any and all non-public information disclosed by the Buyer to the Seller or by the Seller to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, shall remain confidential, except to the extent that the Buyer in its reasonable judgment, must disclose any such information to its advisers and consultants, or to banks, venture capitalists and other institutional lenders or investors in the process of procuring the loan or investment of funds for the purchase contemplated herein. If the closing does not take place for any reason, each of the Seller and the Buyer agrees not to further divulge or disclose or use for its benefit or purposes any such information at any time in the future unless it has otherwise become public. The information intended to be protected shall include but not be limited to, financial information and customer and supplier lists, and anything else having an economic or pecuniary benefit to the Buyer or the Seller, respectively.

         8.2 EMPLOYEE MATTERS. The Seller shall pay on or before the Closing Date, all bonus, profit-sharing, severance, pension, vacation, personal and sick day and other amounts owing and accrued as of such date relating to the Seller's employees and/or consultants and in no event shall any liability for any such amounts be or be deemed to be assumed by the Buyer. The Buyer may offer employment to some or all employees of Seller employed on the Closing Date, as it may determine in its sole discretion, upon such terms and conditions as it may determine in its sole discretion. It is understood that any such offer of employment shall be for no fixed duration and shall be terminable at the will of the Buyer and each such employee.

         8.3 EXPENSES. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses. In addition, the Seller shall pay all taxes imposed with respect to this transaction including, but not limited to, any sales taxes imposed upon the sale of the Acquired Assets and the Assignment of Lease.

         8.4 RISK OF LOSS. The risk of any loss, damage or destruction to the Premises and the Acquired Assets from fire or other casualty or cause shall be borne by the Seller at all times prior to the Closing.

         8.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the Closing (for a period of one (1) year) and any investigation at any time made by or on behalf of the parties hereto. If either party shall have breached any of its representations and warranties or any other term of this Agreement, such party shall be liable to the non-breaching party for the fees and expenses of counsel to the non-breaching party in any litigation arising out of such breach.

         8.6 PUBLIC STATEMENTS OR RELEASES. The parties hereto each agree that prior to the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of the transactions provided for herein without first obtaining the consent of the other parties hereto. Nothing contained in this Section 8.6 shall prevent any party from making such public announcements as such party may consider necessary in order to satisfy such party's legal or contractual obligations.

         8.7 BROKER/REALTORS FEES. The Seller and Buyer each represent and state that the only broker/agent due any commission is Friedland Realty, Inc. and that any fees due shall be paid by Rattlesnake Holding Company. The Seller and the Buyer mutually agree to indemnify, defend and hold each other harmless from and against any and all claims, suits, liabilities, damages, costs and expenses (including, without limitation, the reasonable attorneys' fees and costs of suit) incurred by such party to be indemnified hereunder in the event the other party breaches its representation contained in this Section. This Section shall survive the Closing or any termination of this Agreement.

         8.8 CONDITIONS TO CLOSING. Buyer's obligation to pay the Balance of the Purchase Price and otherwise close and consummate the transactions contemplated by this Agreement is contingent upon the following:

         (a) The representations and warranties of the Seller set forth in
Section 4 and elsewhere in this Agreement shall be true, complete and correct as of the Closing Date as if made on such date and Seller shall have delivered to the Buyer a certificate of its President dated the Closing Date certifying to that effect;

         (b) The Seller shall have delivered to Buyer a fully executed estoppel certificate (hereinafter called the "ESTOPPEL") from LBG in the form annexed hereto as EXHIBIT E and made a part hereof;

         (c) LBG and the Buyer shall have entered into the First Amendment and Restated Lease in the form attached hereto as EXHIBIT F and made a part hereof;

         (d) Seller shall have delivered to the Buyer (i) a non-disturbance agreement from ___________ , the holder of the existing mortgage affecting the Premises dated ___________ in the original principal amount of $________ (the "Mortgage"), and (ii) the unconditional consent of such mortgagee to (x) the Assignment of the Lease and the sale of the Acquired Assets to Buyer and the other transactions provided for hereunder, and (y) the alterations to the Premises necessary or desirable for Buyer to retrofit the Premises for the operation of a Rattlesnake restaurant, to the extent such consent is required under the provisions of the Mortgage. Seller represents that the Mortgage is the only mortgage affecting the Premises, and that the Lease is the only lease affecting the Premises; and

         (e) Buyer shall have obtained all permits, licenses and approvals necessary to permit Buyer to operate its business on the Premises (including, without limitation, a liquor license) and to retrofit such Premises for the operation of a Rattlesnake restaurant. Buyer agrees to make prompt application for all of the foregoing.

If the foregoing contingencies have not been satisfied on or before the date that is forty (40) days after the date of this Agreement, either Seller or Buyer may terminate this Agreement by giving written notice to the other, in which event the Deposit shall promptly be returned to Buyer. Notwithstanding the foregoing, however, if Seller shall exercise its right to terminate this Agreement after such fortieth (40th) day as aforesaid, Buyer shall have the right, within five
(5) days after Seller's termination notice is given, to countermand Seller's termination notice, in which event this Agreement shall continue in full force and effect, Buyer shall be deemed to have waived the foregoing contingencies, and the Closing Date shall occur within five (5) days after Buyer's countermand notice has been given.

9.       GENERAL

         9.1 NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be made by hand delivery, first-class mail (registered or certified, return receipt requested, postage prepaid), or reputable national overnight air courier (e.g. Federal Express), addressed as follows:

         (a)      If to the Seller, to:
                  ---------------------

                  CFT Restaurant Corp.
                  c/o Mr. Thomas Dunn
                  10 Partridge Lane
                  Milford Connecticut 06902

                  With a Copy Sent Contemporaneously to:
                  --------------------------------------

                  Robert J. Malone, Esquire
                  Coughlin & Malone
                  92 Cherry Street
                  P.0. Box 209
                  Milford, CT  06460-0209

         (b)      If to the Buyer. to:
                  --------------------

                  Rattlesnake of Milford, Inc.
                  c/o Rattlesnake Holding Corp.
                  3 Stamford Landing
                  Stamford, Connecticut 06902

                  With a Copy Sent Contemporaneously to:
                  --------------------------------------

                  Wayne Heicklen, Esq.
                  Pryor, Cashman, Sherman & Flynn
                  410 Park Avenue
                  New York, New York 10022

or to such other address as the party receiving such notice shall have properly designated by notice to the other party hereto in accordance with this Section
9.1. Notices may be given by a party's attorney.

         Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         9.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         9.3 GOVERNING LAW. The validity and construction of this Agreement shall be governed by the internal substantive laws of the State of Connecticut.

         9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon inure to the benefit of the heirs and successors of each of the parties. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that nothing contained in this Section 9.4 shall prevent the Buyer, without the consent of the Seller, from transferring or assigning this Agreement or its rights or obligations hereunder to (a) another entity controlling, under the control of or under common control with the Buyer, and/or (b) to its lenders as security.

         9.5 NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         9.6 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the Seller and the Buyer.

         9.7 FURTHER ASSURANCES, ETC. Each party shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between the Seller and the Buyer.

         9.8 MISCELLANEOUS. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

10.      ESCROW PROVISIONS

         10.1 ESCROW DEPOSIT. The Deposit shall be held by the Escrow Agent, in trust, on the terms hereinafter set forth and subject to the respective rights of the parties as to the payment of the Deposit as set forth elsewhere in this Agreement.

         10.2 DEPOSIT IN ACCOUNT. The Escrow Agent shall, at the direction of the Buyer, deposit the Deposit in one or more interest-bearing accounts in a commercial bank in Connecticut.

         10.3 DELIVERY OF DEPOSIT. The Escrow Agent will deliver the Deposit to Seller or to Buyer, as the case may be, under the following conditions:

         (a) to Seller on the Closing Date in the event a Closing shall occur pursuant to this Agreement; or

         (b) to Seller upon receipt of written demand therefor (hereinafter called "SELLER'S DEMAND FOR DEPOSIT"), stating that the Buyer has failed to pay the Balance of the Purchase Price in accordance with the terms of this Agreement, or that Buyer has otherwise breached or defaulted in any of its material obligations under this Agreement, and the facts and circumstances underlying such default; PROVIDED, HOWEVER, that the Escrow Agent shall not honor such demand until at least five (5) days after the Escrow Agent shall have delivered a copy of Seller's Demand for Deposit to Buyer in accordance with the provisions of Section 10.4 below, nor thereafter if the Escrow Agent shall have received a Notice of Objection (as such term is defined in Section 10.4 below) from Buyer within such five (5) day period; or

         (c) to Buyer upon receipt of written demand therefor (hereinafter called "BUYER'S DEMAND FOR DEPOSIT") stating that this Agreement has been terminated in accordance with the provisions hereof, or that any of Seller's representations or warranties are not true and correct in any material respect, or that Seller has otherwise breached or defaulted in any of its obligations under this Agreement, and the facts and circumstances underlying such default; PROVIDED, HOWEVER, that the Escrow Agent shall not honor such demand until at least five (5) days after the Escrow Agent shall have delivered a copy of Buyer's Demand for Deposit to Seller in accordance with the provisions of Section 10.4 below, nor thereafter if the Escrow Agent shall have received a Notice of Objection from Seller within such five (5) period.

         10.4     Notice of Objection.
                  --------------------

         (a) Within two (2) business days following delivery to Escrow Agent of Seller's Demand for Deposit or Buyer's Demand for Deposit, as the case may be, the Escrow Agent shall deliver a copy thereof to the other party as provided in this Section 10. The other party shall have the right to object to the delivery of the Deposit by sending written notice (hereinafter called a "NOTICE OF OBJECTION") of such objection to the Escrow Agent, which Notice of Objection shall be deemed null and void and ineffective if such Notice of Objection is not received by the Escrow Agent within the time periods prescribed in Section 10.3 above. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of a Notice of Objection, the Escrow Agent shall promptly send a copy thereof to the party who sent the Demand for Deposit.

         (b) In the event the Escrow Agent shall have received a Notice of Objection within the time period prescribed in Section 10.4(a), the Escrow Agent shall (i) continue to hold the Deposit until the Escrow Agent has received written notice from both Seller and Buyer directing the disbursement of the Deposit, in which case the Escrow Agent shall then disburse the Deposit in accordance with such direction, or (ii) in the event of litigation between Seller and Buyer, deliver the Deposit to the clerk of the court in which said litigation is pending, or (iii) take such affirmative steps as the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the Escrow Agent's duties including, but not limited to, depositing the Deposit in any court which the Escrow Agent shall select in Connecticut, and commencing an action for interpleader, the costs thereof to be borne by whichever of SelLer or Buyer is the losing party.

         10.5 LIABILITY OF ESCROW AGENT. It is agreed that the duties of the Escrow Agent are only as herein specifically provided, and subject to the provisions of this Section, are purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith. Seller and Buyer each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

         10.6 INDEMNIFICATION OF ESCROW AGENT. The Escrow Agent is acting as a stakeholder only with respect to the Deposit. Seller and Buyer each agree, jointly and severally, to fully indemnify and hold the Escrow Agent harmless from and against all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys fees) incurred by the Escrow Agent with respect to the performance of its duties hereunder. Upon making delivery of the Deposit in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

         10.7 EXECUTION OF AGREEMENT BY ESCROW AGENT. The Escrow Agent has executed this Agreement in order to confirm that the Escrow Agent is holding and will hold the Deposit in escrow, pursuant to the provisions hereof.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers, as an instrument under seal, as of the date and year first above written.

IN THE PRESENCE OF:                BUYER

                                   RATTLESNAKE OF MILFORD, INC.

                                   BY:
------------------------              --------------------------

------------------------
                                   SELLER

                                   CFT RESTAURANT CORP.

                                   BY: /s/ Charles Tumminello
------------------------              --------------------------

Section 10 agreed to:

COUGHLIN & MALONE, AS ESCROW AGENT

By:
   ---------------------

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers, as an instrument under seal, as of the date and year first above written.


IN THE PRESENCE OF:                BUYER

                                   RATTLESNAKE OF MILFORD, INC.

                                   BY:
------------------------              ------------------------------

------------------------
                                   SELLER

                                   CFT RESTAURANT CORP.

                                   BY: /s/ Thomas E. Dunn, President
------------------------              -------------------------------


Section 10 agreed to:

COUGHLIN & MALONE, AS ESCROW AGENT

By:
   ---------------------

                                   EXHIBIT B

                              ASSIGNMENT OF LEASE
                              -------------------

         THIS ASSIGNMENT OF LEASE ("Assignment") dated this __ day of June, 1996, made by CFT RESTAURANT CORP., a Connecticut Corporation having an address c/o Mr. Thomas Dunn, 10 Partridge Lane, Milford, Connecticut 06902 (hereinafter "Assignor") in favor of RATTLESNAKE OF MILFORD, INC., a Connecticut Corporation having an address at 3 Stamford Landing, Stamford, Connecticut 06902 (hereinafter "Assignee").

         FOR AND IN CONSIDERATION of Ten ($10.00) Dollars and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which is acknowledged, Assignor hereby assigns, sets over and transfers unto Assignee all of its right, title and interest in and to that certain lease dated July 7, 1988 (the "Lease") made between Land and Building Group, as Landlord, and Assignor, as Tenant, subject to the covenants, conditions and limitations therein contained.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever from and after the date hereof.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                                    CFT RESTAURANT CORP.

                                    By:
                                       --------------------------
                                       Name:
                                       Title:

                                   EXHIBIT C

                                PROMISSORY NOTE

$100,000.00                                              Stamford, Connecticut
                                                         _______________, 1996

         FOR VALUE RECEIVED, the undersigned, RATTLESNAKE OF MILFORD, INC., a Connecticut corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of CFT RESTAURANT CORP., a Connecticut corporation (the "Lender"), the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) on __________, 2001 (the "Maturity Date"), or such lesser amount as remains outstanding under this Promissory Note on the Maturity Date.

         The Borrower may prepay all or any part of the principal of this Promissory Note at any time prior to the Maturity Date without penalty or premium. The Borrower shall pay interest on any and all amounts outstanding under this Promissory Note at the rate of one percent above the prime lending rate as announced by Citibank, N.A., New York from time to time. All accrued and unpaid interest on this Promissory Note shall be payable semi-annually on the last business day of [insert dates that are 6 and 12 months respectively after date of Note] in each year, commencing [insert date that is 6 months after date of Note], and on the Maturity Date. Both principal and interest are payable in lawful money of the United States of America in same day funds at the address of the Lender set forth in that certain Assets Sale/Purchase Agreement dated as of _________, 1996 between Borrower and Lender.

         Borrower also shall pay all costs associated with the enforcement and collection of amounts due hereunder, including fees and expenses of Lender's counsel.

         Presentment, protest, notice of nonpayment and protest and all other similar notices are hereby waived by the Borrower.

         This Promissory Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such state. Whenever possible each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note. The provisions of this

Promissory Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

                                    RATTLESNAKE OF MILFORD, INC.

                                    By:__________________________
                                      Name:
                                      Title:


     Rattlesnake Holding Corp. shall guaranty the full repayment of the above Promissory Note.

                                   EXHIBIT D

                      GENERAL ASSIGNMENT AND BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS, that CFT RESTAURANT CORP., a Connecticut Corporation having an address c/o Mr. Thomas Dunn, 10 Partridge Lane, Milford, Connecticut 06902 (hereinafter "Assignor") in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid, the receipt of which is hereby acknowledged, does hereby convey and assign to RATTLESNAKE OF MILFORD, INC., a Connecticut Corporation having an address at 3 Stamford Landing, Stamford, Connecticut 06902 (hereinafter "Assignee"), its successors and assigns, all of Seller's right, title and interest in and to all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property located at, or otherwise used in connection with the operation of, the premises commonly known as 1360 Boston Post Road, Milford, Connecticut, including, without limitation, the items described in EXHIBIT A annexed hereto.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

         IN WITNESS WHEREOF, the Assignor has caused these presents to be executed this ____ day of June, 1996.

                                   CFT RESTAURANT CORP.

                                   ASSIGNOR

                                   By:________________________
                                        Name:
                                        Title:

                                   RATTLESNAKE OF MILFORD, INC.

                                   ASSIGNEE

                                   By:_________________________
                                        Name:
                                        Title:

                                   EXHIBIT E

                            LAND AND BUILDING GROUP
                                C/O THOMAS DUNN
                               10 PARTRIDGE LANE
                           MILFORD, CONNECTICUT 06460

June  , 1996

RATTLESNAKE OF MILFORD, INC.
3 STAMFORD LANDING
STAMFORD, CONNECTICUT 06902

Re:      1360 Boston Post Road, Milford, Connecticut (the
         "Premises")
         ------------------------------------------------

Dear Sir/Madam:

         The undersigned ("LANDLORD"), being the landlord under that certain lease dated July 7, 1988 (the "LEASE") between LAND AND BUILDING GROUP, as landlord, and CFT RESTAURANT CORP. ("CFT"), as tenant, which Lease covers the Premises, hereby certifies to RATTLESNAKE OF MILFORD, INC. as successor-in-interest to CFT ("Rattlesnake"), with the understanding that Rattlesnake is relying on the representations contained herein as a material inducement for their accepting an assignment of the Lease:

         1. The Lease constitutes the entire agreement between Landlord and CFT and is unmodified and in full force and effect.

         2. There are no defaults on the part of CFT or Landlord under the Lease.

         3. All net rent and additional rent and any other charges due to Landlord under the Lease have been paid through the date hereof.

         4. No actions, whether voluntary or otherwise, are pending against Landlord under the bankruptcy laws of the United States or any State thereof.

                                   Signed,

                                             LANDLORD:

                                             LAND AND BUILDING GROUP

                                             By:____________________
                                                  Name:
                                                  Title: